UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A


                                  Amendment #2


                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant ? Check the appropriate box:

   [X]  Preliminary Proxy Statement

   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

   [ ]  Definitive Proxy Statement

   [ ]  Definitive Additional Materials

   [ ]  Soliciting Material under ss.240.14a-12

                            CARBON ENERGY CORPORATION
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than theRegistrant)

Payment of Filing Fee (Check the appropriate box):

     [X]   No fee required.

     [ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
           0-11.

      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:
      (5) Total fee paid:

 [ ]      Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed:

                            CARBON ENERGY CORPORATION
                            1700 Broadway, Suite 1170
                                Denver, CO 80290


                                                               September__, 2020


To the Stockholders of Carbon Energy Corporation:


     You are cordially invited to attend a Special Meeting of stockholders of Carbon Energy Corporation, a Delaware corporation (the "Company"), to be held on September__, 2020, at _____ a.m. local time. The Special Meeting will be held at the offices of the Company which are located at 1700 Broadway, Suite 1170, Denver, CO 80290.


     At the Special Meeting, you will be asked to consider and vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation, to reverse stock split the Company's common stock, (the "Reverse Stock Split") at a ratio of 4-for-1. If the Reverse Stock Split is approved, the Company will file with the Delaware Secretary of State a certificate of amendment to its Amended and Restated Certificate of Incorporation, at which date (the "effective time") a stockholder owning fewer than four shares immediately prior to the effective time, would only be entitled to a fraction of a share of common stock and will be paid cash in lieu of such fraction of a share, on the basis of $1.00, (the "Cash Payment") for each share of common stock held by the stockholder (the "Cashed Out Stockholders") immediately prior to the effective time and the Cashed Out Stockholders will no longer be stockholders of the Company.

     The purpose of the Reverse Stock Split is to enable the Company to reduce the number of record holders of its common stock below 300, which is the level below which the Company can suspend its duty to file periodic and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As described in the accompanying proxy statement, the Company's Board of Directors has determined that the costs of being a public reporting company outweigh the benefits of being a public company. The actions the Company would take to suspend, and events that occur as a result of such actions that would have the effect of suspending the Company's reporting obligations under the Exchange Act, and the registration of the Company's common stock under Section 12(g) of the Exchange Act, are collectively referred to as the "Transaction". After giving effect to the Transaction, the Company will no longer be subject to the reporting requirements under the Exchange Act or other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").

     The Company anticipates that after the Reverse Stock Split its common stock will continue to trade on the Pink Non-Current platform of the OTC Markets Group.

     Furthermore, after giving effect to the Transaction and as necessary to maintain the Company's suspension of its SEC reporting obligations, the Company reserves the right to take additional actions that may be permitted under Delaware law, including further reverse stock splits.

     The Board of Directors has determined (by a unanimous vote) that the Reverse Stock Split is in the best interests of the Company's stockholders and the specific terms of the Reverse Stock Split are fair to Cashed Out Stockholders.

     The Board recommends (by a unanimous vote of directors) that you vote "FOR" the adoption of the Reverse Stock Split. Please read the accompanying proxy statement carefully.

     Your vote is important. Whether or not you plan to attend the Special Meeting, the Company urges you to please vote by proxy as soon as possible. If you do attend the Special Meeting and desire to vote in person, you may do so, even though you have previously voted by proxy.

Sincerely,

Patrick R. McDonald
Chief Executive Officer

                            CARBON ENERGY CORPORATION
                            1700 Broadway, Suite 1170
                                Denver, CO 80290

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER____, 2020


To the Stockholders of Carbon Energy Corporation:


     Notice is hereby given that a special meeting of stockholders of Carbon Energy Corporation (the "Company"), will be held on September__, 2020, at ______ a.m. local time. The Special Meeting will be held at the offices of the Company which are located at 1700 Broadway, Suite 1170, Denver, CO 80290. The Special Meeting is being held for the following purposes:


      - to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to reverse split the Company's common stock on a 4-for-1 basis; and

      - to transact such other business as may properly come before the Meeting.


     September__, 2020 is the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting (the "Record Date").


     A copy of the proposed form of amendment to the Company's Amended and Restated Certificate of Incorporation is attached as Appendix A to the accompanying proxy statement.

                                              Carbon Energy Corporation

                                              Patrick R. McDonald
                                              Chief Executive Officer


September__, 2020


                    PLEASE INDICATE YOUR VOTING INSTRUCTIONS
                           ON THE ATTACHED PROXY CARD,
                    AND SIGN, DATE AND RETURN THE PROXY CARD.
                    TO SAVE THE COST OF FURTHER SOLICITATION,
                              PLEASE VOTE PROMPTLY.

                           PRELIMINARY PROXY STATEMENT

                            CARBON ENERGY CORPORATION
                            1700 Broadway, Suite 1170
                                Denver, CO 80290


     The accompanying proxy is solicited by the Company's directors for voting at the Special Meeting of shareholders to be held on September__, 2020 and at all adjournments of the Special Meeting. If the proxy is executed and returned, it will be voted at the Special Meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposal set forth in the accompanying notice of the Special Meeting. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address shown above or in person at the time of the Special Meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was posted on the Company's website on or about September__, 2020.



      As of September__, 2020, the Company had:

     - 8,304,781 outstanding shares of common stock, with each common share entitled to one vote at the Special Meeting, and

     - 50,000 outstanding shares of Series B preferred stock with each share entitled to 12.5 votes at the Special Meeting.

     Provided a quorum consisting of a majority of the shares entitled to vote is present at the meeting, in person or represented by proxy, the adoption of the proposal to come before the Special Meeting will be approved if the affirmative vote of the majority of shares present in person or represented by proxy at the Special Meeting approve the proposal. The approval of at least a majority of the Company's unaffiliated security holders is not required to adopt the Reverse Stock Split.

     Shares of the Company's common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the special meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposal to be considered at the Special Meeting.

     THE REVERSE STOCK SPLIT AND OTHER ASPECTS OF THE TRANSACTION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE REVERSE STOCK SPLIT, ANY OTHER ASPECTS OF TRANSACTION, OR THE UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION IN THE ATTACHED PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   PROPOSAL TO APPROVE A REVERSE SPLIT OF THE
                             COMPANY'S COMMON STOCK

                               SUMMARY TERM SHEET

     The following summary term sheet highlights certain information about the Reverse Stock Split and other aspects of the Transaction, but may not contain all of the information that is important to you. For a more complete description of the Reverse Stock Split and other aspects of the Transaction, we urge you to carefully read this proxy statement.


     o At the Special Meeting, you will be asked to consider and vote upon a proposal to amend the Company's Certificate of Incorporation, to reverse stock split the Company's common stock at a ratio of 4-for-1, (the "Reverse Stock Split"). If the Reverse Stock Split is approved, the Company will file with the Delaware Secretary of State a certificate of amendment to its certificate of incorporation, at which date (the "effective time") a stockholder owning fewer than four shares immediately prior to the effective time, would only be entitled to a fraction of a share of common stock and will be paid cash in lieu of such fraction of a share, on the basis of $1.00, (the "Cash Payment") for each share of common stock held by the stockholder (the "Cashed Out Stockholder") immediately prior to effective time and the Cashed Out Stockholders will no longer be a stockholder of the Company. As of September__, 2020, 90 shareholders that collectively owned 191 shares of the Company's common stock owned less than four shares of common stock. If the Reverse Stock Split is approved, the Company would pay $191.00 to these Cashed Out Shareholders. The Company will use its own funds to pay the Cashed Out Stockholders.



     o The purpose of the Reverse Stock Split is to enable the Company to reduce the number of record holders of its common stock below 300, which is the level below which the Company can suspend its duty to file periodic and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In May 2020 the Company sold all of its oil and gas properties in Appalachia in order to pay outstanding debt and as a result of the Company's belief that its properties in Appalachia had diminished prospects for future growth. As a result of this sale, the Company's oil and gas properties and related equipment declined from $263 million at December 31, 2019 to $117 million at June 30, 2020. In April 2020, when Patrick McDonald, the Company's Chief Executive Officer, became confident that the sale of these properties would close, and considering the resulting reduced size of the Company, he discussed with the Company's other directors the suspension of the Company's obligations to file reports required by the Exchange Act in order to save the expense associated with the filing of these reports. On June 11, 2020 the Company's Board of Directors determined that the costs of being a public reporting company outweigh the benefits of being a public reporting company and approved actions necessary to suspend the Company's obligations to file Exchange Act reports. . The actions the Company would take to suspend, and events that occur as a result of such actions that would have the effect of suspending its reporting obligations under the Exchange Act, and the registration of its common stock under Section 12(g) of the Exchange Act, are collectively referred to as the "Transaction". After giving effect to the Transaction, the Company will no longer be subject to the reporting requirements under the Exchange Act or other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").


     o The Company's officers, directors and each Yorktown Fund intend to vote in favor of the Reverse Stock Split since these persons believe the Reverse Stock Split is in the best interest of the Company and its shareholders. If the Company's officers, directors, and the Yorktown Funds vote in favor of the Reverse Stock Split, the Reverse Stock Split will be approved at the Special Meeting.

     o The Company anticipates that after the Reverse Stock Split its common stock will trade on the Pink Non-Current platform of the OTC Markets Group.

SPECIAL FACTORS
---------------

     At the Special Meeting, you will be asked to consider and vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation, to reverse stock split the Company's common stock at a ratio of 4-for-1, (the "Reverse Stock Split").

If the Reverse Stock Split is approved the Company will file with the Delaware Secretary of State a certificate of amendment to its Amended and Restated Certificate of Incorporation, at which date (the "effective time") a stockholder owning fewer than four shares immediately prior to the effective time, would only be entitled to a fraction of a share of common stock and will be paid cash in lieu of such fraction of a share on the basis of $1.00, (the "Cash Payment") for each share of common stock held by the stockholder (the "Cashed Out Stockholder") immediately prior to the effective time and the Cashed Out Stockholder will no longer be a stockholder of the Company. As of September__, 2020, 90 shareholders that collectively owned 191 shares of the Company's common stock owned less than four shares of common stock.


     If the Reverse Split is approved, the Company would pay $191.00 to these Cashed Out Shareholders. The Company will use its own funds to pay the Cashed Out Stockholders. Each Cashed Out Stockholder will receive a check by mail at such Cashed Out Stockholder's registered address as soon as practicable after the effective time. None of the Cashed Out Stockholders are officers, directors or affiliates of the Company.

     The purpose of the Reverse Stock Split is to enable the Company to reduce the number of record holders of its common stock below 300, which is the level below which the Company can suspend its duty to file periodic and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As described in this proxy statement, the Company's Board of Directors has determined that the costs of being a public reporting company outweigh the benefits of being a public company. The actions the Company would take to suspend, and events that occur as a result of such actions that would have the effect of suspending its reporting obligations under the Exchange Act, and the registration of its common stock under Section 12(g) of the Exchange Act, are collectively referred to as the "Transaction". After giving effect to the Transaction, the Company will no longer be subject to the reporting requirements under the Exchange Act or other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").

     Based upon the closing price of the Company's common stock on September__, 2020 three shares of its common stock were worth approximately $3.00. The Company does not know any securities broker which would accept securities worth $3.00 for deposit or which would sell securities worth $3.00 for any customer. Since a stockholder of record owning fewer than four shares immediately prior to the Reverse Stock Split will be paid $1.00 for each share held by the stockholder, the Company's Board of Directors has determined (by a unanimous vote) that the Reverse Stock Split is in the best interests of the Company's stockholders and the specific terms of the Reverse Stock Split are fair to the Cashed Out Stockholders.



     The Company's Board of Directors has also determined (by a unanimous vote) that the specific terms of the Reverse Stock Split are in the best interest of the Company's stockholders which will not be Cashed Out for the reasons shown below under the caption "Advantages of the Reverse Stock Split". In making this determination, the Board of Directors considered the matters discussed below under the caption "Potential Disadvantages of the Reverse Stock Split" However, despite these disadvantages, the Board still believes the Reverse Stock Split is in the best interest of the Company's stockholders which will not be Cashed Out.

     Since the cost to the Company of reducing the record holders below 300 is $191.00 (exclusive of legal, printing and mailing costs associated with this proxy statement) the Company did not consider any alternatives to the Reverse Stock Split as a means of reducing the number of record holders of its common stock below 300.

     Neither the Company nor any other person (to the knowledge of the Company) has received any report, opinion or appraisal from an outside party that is materially related to the Reverse Stock Split.

Advantages of the Reverse Stock Split
-------------------------------------

     If the Reverse Stock Split occurs, there will be certain advantages to the Company's stockholders, including the following:

     - After giving effect to the Reverse Stock Split, the Company's compliance obligations under the Exchange Act and the Sarbanes-Oxley Act will be suspended and the Company expects to realize recurring savings of approximately $675,000 per year.

     - The Company will also save the significant amount of time and effort expended by its management and employees on the preparation of SEC filings and compliance with the Exchange Act and the Sarbanes-Oxley Act.

Potential Disadvantages of the Reverse Stock Split
--------------------------------------------------

     If the Reverse Stock Split occurs, there will be certain potential disadvantages to the Company's stockholders, including the following:

     - Cashed Out Stockholders will no longer have any ownership interest in the Company.

     - The Company will, after giving effect to the Reverse Stock Split, cease to file annual, quarterly, current, and other reports and documents with the SEC. As a result, the Company's stockholders will have significantly less information about its business, operations, and financial performance than they have currently.

     - The Company will no longer be subject to the liability provisions of the Exchange Act or the provisions of the Sarbanes-Oxley Act.

     - The Company's officers, directors and 10% stockholders will no longer be subject to the reporting requirements of Section 16 of the Exchange Act or be subject to the prohibitions against retaining short-swing profits for trading our common stock. Persons acquiring 5% of the Company's common stock will no longer be required to report their beneficial ownership under the Exchange Act.

Other Matters
-------------

     Only the Company's officers and directors intend to solicit votes with respect to the Reverse Stock Split.

     Generally, a Cashed Out Stockholder who receives cash for a fractional share as a result of the Reverse Stock Split will recognize capital gain or loss for United States federal income tax purposes based upon the amount the Cashed Out Stockholder paid for the fractional share. A stockholder who does not receive cash for a fractional share as a result of the Reverse Stock Split generally will not recognize any gain or loss for United States federal income tax purposes. The Company believes that the Reverse Stock Split generally should be treated as a tax-free "recapitalization" or other non-recognition event for federal income tax purposes in which case the Reverse Stock Split should have no material federal income tax consequences to the Company.

     No ruling from the IRS or opinion of counsel has been or will be obtained regarding the United States federal income tax consequences to stockholders in connection with the reverse stock split. Accordingly, each stockholder is encouraged to consult their own tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the Reverse Stock Split in light of their individual circumstances.

     Shareholders owning four or more shares on the effective date of the Reverse Stock Split will receive fractional shares in the event the number of shares they own is not a multiple of four.

     The Reverse Stock Split will be affected at both the record holder level and the street name level. For persons holding shares of common stock in "street name," the broker, bank or other nominee holding the shares is considered the stockholder of record with respect to those shares. Depending upon their internal procedures, the broker, bank or other nominee may not be obligated to treat the Reverse Stock Split as affecting beneficial holders' shares. The Company intends to treat persons who hold shares of common stock in street name in the same manner as persons who hold shares of common stock in their own names. Banks, brokers or other nominees will be instructed to affect the Reverse Stock Split for their customers holding the Company's common stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payments for fractional shares. Persons holding shares of common stock in street name and having any questions in this regard should contact their bank, broker or other nominee.

     Shareholders holding more than three shares may nevertheless have their shares Cashed Out if their shares are held in a combination of accounts at several brokerage firms. For those shareholders in this situation which desire to remain a stockholder of the Company after the Reverse Stock Split, the Company recommends that the shareholder combine the shareholder's holdings in one brokerage account or become a record holder prior to the effective time of the Reverse Stock Split. A shareholder should be able to determine whether the shareholder's shares will be Cashed Out by examining the shareholder's brokerage account statements to see if the shareholder holds less than four shares in any one account.

     If a shareholder owns fewer than four shares of common stock before the Reverse Stock Split, the only way a shareholder can continue to be a stockholder of the Company after the Reverse Stock Split is to purchase, prior to the effective time of the Reverse Stock Split, sufficient additional shares such that the shareholder will own at least four shares at the effective time of the Reverse Stock Split.

     The Company does not intend to forward split its common stock if the Reverse Stock Split is approved at the special meeting. Under Delaware law, no appraisal or dissenters' rights are available to the Company's stockholders in connection with the Reverse Stock Split.

     No provision has been made by the Company in connection with the Reverse Stock Split to grant any of the holders of Company's common stock or Series B preferred stock access to the corporate files of the Company or to obtain counsel or appraisal services at the expense of the Company.

     A majority of the Company's directors who are not employees of the Company have not retained an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the Reverse Stock
Split and/or preparing a report concerning the fairness of the Reverse Stock Split.

     The Company anticipates that after the Reverse Stock Split its common stock will trade on the Pink Non-Current platform of the OTC Markets Group.

     The Company's Amended and Restated Certificate of Incorporation provides that the Company is presently authorized to issue 35,000,000 shares common stock. The Reverse Stock Split, if adopted, would not change the number of shares of common stock which the Company is authorized to issue. A reverse split would reduce the number of the Company's outstanding shares, which would enable the Company to issue more shares than it would be able to issue if the Reverse Stock Split was not adopted.

     After giving effect to the Reverse Stock Split and as necessary to maintain the Company's suspension of its SEC reporting obligations, the Company reserves the right to take additional actions that may be permitted under Delaware law, including further reverse stock splits.

     The Company's Board of Directors may abandon the proposed Stock Split at any time prior to its completion, whether prior to or following the Special Meeting, if it believes the Reverse Stock Split is no longer in the best interests of the Company or its stockholders.

     The Company's Board of Directors recommends that stockholders vote FOR the Reverse Stock Split.

                INFORMATION CONCERNING CARBON ENERGY CORPORATION

     Carbon Energy Corporation was incorporated in Delaware in 2007. The Company's address and telephone number are: 1700 Broadway, Suite 1170, Denver, Colorado, 80290, (720) 407-7043.

     The Company is an independent oil and natural gas company engaged in the acquisition, exploration, development and production of oil, natural gas and natural gas liquids in the United States. The Company currently develops and operates oil and gas properties in California's Ventura Basin.

     For purposes of Schedule 13E-3 and Regulation M-A of the Securities and Exchange Commission, the Company is the "Filing Person" and the "Subject Company".

Management

     The names, titles, and ages of our executive officers and directors are shown below.

Name                Age   Position
------------------ ----------------------------------------------------------

Patrick R.                Chief Executive Officer, Director
McDonald             63

Erich W. Kirsch           Principal Financial and Accounting Officer,
                     35   Secretary and Treasurer

James H. Brandi      71   Chairman of the Board

John A. Bailey       50   Director

David H. Kennedy     70   Director

Peter A. Leidel      63   Director

Edwin H. Morgens     78   Director

     The following information pertains to our executive officers and directors and their principal occupations and other public company directorships for at least the last five years.

Patrick R. McDonald. Mr. McDonald is Chief Executive Officer and Director of the Company and has been Chief Executive Officer since 2004. From 1998 to 2003, Mr. McDonald was Chief Executive Officer and Director of Carbon Energy Corporation, an oil and gas exploration and production company. From 1987 to 1997 Mr. McDonald was Chief Executive Officer and Director of Interenergy Corporation, a natural gas gathering, processing and marketing company. Prior to that he worked as an exploration geologist with Texaco International Exploration Company where he was responsible for oil and gas exploration efforts in the Middle East and Far East. Mr. McDonald served as Chief Executive Officer of Forest Oil Corporation from June 2012 to December 2014. Mr. McDonald is Chairman of the Board of Prairie Provident Resources (TSX: PPR), an exploration and production company based in Calgary, Alberta, Canada. Mr. McDonald received a Bachelor's degree in both Geology and Economics from Ohio Wesleyan University and a Master's degree in Business Administration (Finance) from New York University. Mr. McDonald is a Certified Petroleum Geologist and is a member of the American Association of the Petroleum Geologists and of the Canadian Society of Petroleum Geologists.

Erich W. Kirsch. Mr. Kirsch was appointed the Company's Principal Financial and Accounting Officer on June 11, 2020. Mr. Kirsch has served as the Company's Senior Vice President, Finance and Accounting since August 2019, and previously served as the Company's Vice President, Accounting and Finance from March 2018 to August 2019 and as the Company's Director of Financial Reporting from May 2017 to March 2018. From November 2015 to January 2017, Mr. Kirsch served as the Director of Accounting and Finance at Star Mountain Resources, Inc. From April 2013 to March 2016, Mr. Kirsch served as the Corporate Controller of Rare Element Resources Ltd.

James H. Brandi. Mr. Brandi is Chairman of the Board of Directors and has been a Director since 2012. Mr. Brandi was formerly a Managing Director of BNP Paribas Securities Corp., where he served from 2010 until 2011. From 2005 to 2010, Mr. Brandi was a partner of Hill Street Capital, LLC, a financial advisory and private investment firm purchased by BNP Paribas in 2010. From 2001 to 2005, Mr. Brandi was a Managing Director at UBS Securities, LLC, where he was the Deputy Global Head of the Energy and Power Groups. Prior to 2001, Mr. Brandi was a Managing Director at Dillon, Read & Co. Inc. and later its successor firm, UBS Warburg, concentrating on transactions in the energy and consumer goods areas. Mr. Brandi currently serves as a director of OGE Energy Corp (NYSE: OGE) and had served as a member of the board of directors of Approach Resources, Inc. from 2007-2017.

John A. Bailey. Mr. Bailey has been a Director since December 2019. Since May 2019, Mr. Bailey has been employed by Yorktown Partners LLC, a manager of private equity partnerships which invest in the energy industry. Mr. Bailey was previously employed at Voya Investment Management since June 2011 with roles in investment research and portfolio management. Mr. Bailey was a founder and Managing Partner of 1859 Partners LLC, an energy investment partnership, from March 2009 until June 2011. From December 2006 until August 2008, Mr. Bailey was a Portfolio Manager at Carlyle-Blue Wave Partners Management, LP, an investment partnership. Mr. Bailey served as a Director of LR Energy from November 2011 until its merger with Vanguard Natural Resources in October 2015. Mr. Bailey also served as a Director of Encore Acquisition Company, a NYSE-listed oil and gas exploration and production company, from May 2006 until its merger with Denbury Resources Inc. in March 2010.

David H. Kennedy. Mr. Kennedy has been a Director since December 2014 and previously served as a director from February 2011 to March 2012. Mr. Kennedy is since 2005 an Executive Advisor to Cadent Energy Partners. From 2001 - 2004, Mr. Kennedy served as an advisor to RBC Energy Fund and served on the boards of several of its portfolio companies. Mr. Kennedy was a managing director of First Reserve Corporation from its founding in 1981 until 1998, serving on boards of several of its portfolio companies. From 1974 to 1981, Mr. Kennedy was employed by Price Waterhouse. Mr. Kennedy served as a director of predecessor company Carbon Energy Corporation.

Peter A. Leidel. Mr. Leidel has been a Director since 2005. Since 1997, Mr. Leidel is a founder and member of Yorktown Partners LLC, a manager of private equity partnerships which invest in the energy industry. Previously, Mr. Leidel was a partner at Dillon, Read & Co. Inc., held corporate treasury positions at Mobil Corporation and worked for KPMG Peat Marwick and the U.S. Patent and Trademark Office. Mr. Leidel is a director of Ramaco Resources, Inc. (Nasdaq:
METC), Extraction Oil & Gas, Inc. (Nasdaq: XOG) and certain non-public companies in which funds and other investment vehicles managed by Yorktown hold equity interests. Mr. Leidel served as a director of predecessor companies, Carbon Energy Corporation and Interenergy Corporation.

Edwin H. Morgens. Mr. Morgens has been a Director since May 2012. Since 1967, Mr. Morgens is Chairman and Co-founder of Morgens, Waterfall, Vintiadis & Company, Inc., a New York investment firm. Mr. Morgens is a trustee of the American Museum of Natural History, an Overseer of the Weill Cornell Medical College and emeritus trustee of Cornell University.

     None of the Company's officers or directors have been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors).

     None of the Company's officers or directors have been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the officer or director from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

     On May 21, 2020 the Company granted shares of its restricted common stock to the following officers and directors:

Name                                                                Shares
----------------------------------------------------------------------------

Patrick R. McDonald                                                  25,000
James H. Brandi                                                       5,000
John A. Bailey                                                        4,000
David H. Kennedy                                                      4,000
Peter A. Leidel                                                       4,000
Edwin H. Morgan                                                       4,000

     On May 26, 2020 Patrick McDonald returned 20,286 shares of common stock to the Company in payment of his tax liability associated with his award of restricted common stock. On June 5, 2020 Mr. McDonald purchased 100 shares of common stock in the open market at a price of $3.06 per share. On July 6, 2020 Mr. McDonald purchased 939 shares of common stock in the open market at a price of $1.10 per share.

Principal Stockholders


     The following table lists, as of September__,  2020, the  shareholdings  of
(i) each person owning  beneficially  5% or more of the Company's  common stock;
(ii) each executive officer and director of the Company, and (iii) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment power over his shares of common stock. The business address for each of the Company's officers and directors is 1700 Broadway, Suite 1170, Denver, Colorado 80290.


                                                         Shares      Perce t
                                                         Beneficiallyof
Name and Address of Beneficial Owner                     Owned(1)    Class(2)
------------------------------------------------------------------   ------

5% Stockholders

Yorktown Energy Partners V, L.P.                          896,916(3)  10.8%
410 Park Avenue,
19th Floor
New York, NY 10022

Yorktown Energy Partners VI, L.P.                         896,916(4)  10.8%
410 Park Avenue,
19th Floor
New York, NY 10022

Yorktown Energy Partners IX, L.P.                         1,111,1(5)  13.4%
410 Park Avenue,
19th Floor
New York, NY 10022

Yorktown Energy Partners XI, L.P.                         2,584,8(6)( 28.9%
410 Park Avenue,
19th Floor
New York, NY 10022

Arbiter Partners QP, LP(8)                                655,733      8.2%
530 Fifth Avenue
20th Floor
New York, NY 10036

AWM Investment Company Inc.(9)                            706,549      8.9%
c/o Special Situation Funds
527 Madison Avenue,
Suite 2600
New York, NY 10022

                                                          Shares   Percent
                                                          Beneficiaofy
Executive Officers and Directors                          Owned(1) Class(2)
---------------------------------------------------------------------------

Patrick R. McDonald, Chief Executive Officer and            40,553
Director(10)                                               3           4.1%

Erich W. Kirsch, Principal Financial and Accounting
Officer                                                     51,149       *

James H. Brandi, Director                                   42,000       *

John A. Bailey, Director                                         -       -

David H. Kennedy, Director                                  32,154       *

Peter A. Leidel, Director                                   36,000       *

Edwin H. Morgens, Director                                 119,334     1.4%

All directors and executive officers as a group (seven      21,190
persons) ()                                                6           9.7%

*  less than 1%

(1) The amounts and percentages of common stock beneficially owned are reported on the bases of rules of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Further, under the rules of the SEC, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.


(2) Calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 based on 8,304,781 shares of our common stock issued and outstanding on September__, 2020. Percentages are rounded to the nearest one-tenth of one percent.


(3) Yorktown V Company LLC is the sole general partner of Yorktown Energy Partners V, L.P. As a result, Yorktown V Company LLC has the power to vote or direct the vote or to dispose or direct the disposition of the shares owned by Yorktown Energy Partners V, L.P. Yorktown V Company LLC disclaims beneficial ownership of the shares held by Yorktown Energy Partners V, L.P. in excess of its pecuniary interest therein. Mr. Leidel is a manager of Yorktown V Company LLC, and Mr. Bailey is an employee of Yorktown Partners LLC, which manages the investments of Yorktown Energy Partners V, L.P. under the direction of Yorktown V Company LLC. Messrs. Leidel and Bailey do not have sole or shared voting or investment power within the meaning of Rule 13d-3 under the Exchange Act with respect to the shares of common stock held by such investment fund and disclaim beneficial ownership of the shares of common stock held by Yorktown Energy Partners V, L.P.

(4) Yorktown VI Company LP is the sole general partner of Yorktown Energy Partners VI, L.P. Yorktown VI Associates LLC is the sole general partner of Yorktown VI Company LP. As a result, Yorktown VI Associates LLC has the power to vote or direct the vote or to dispose or direct the disposition of the shares owned by Yorktown Energy Partners VI, L.P. Yorktown VI Company LP and Yorktown VI Associates LLC disclaim beneficial ownership of the shares held by Yorktown Energy Partners VI, L.P. in excess of their pecuniary interest therein. Mr. Leidel is a manager of Yorktown VI Associates LLC, and Mr. Bailey is an employee of Yorktown Partners LLC, which manages the investments of Yorktown Energy Partners VI, L.P. under the direction of Yorktown VI Associates LLC. Messrs. Leidel and Bailey do not have sole or shared voting or investment power within the meaning of Rule 13d-3 under the Exchange Act with respect to the shares of common stock held by such investment fund and disclaim beneficial ownership of the shares of common stock held by Yorktown Energy Partners VI, L.P.

(5) Yorktown IX Company LP is the sole general partner of Yorktown Energy Partners IX, L.P. Yorktown IX Associates LLC is the sole general partner of Yorktown IX Company LP. As a result, Yorktown IX Associates LLC has the power to vote or direct the vote or to dispose or direct the disposition of the shares owned by Yorktown Energy Partners IX, L.P. Yorktown IX Company LP and Yorktown IX Associates LLC disclaim beneficial ownership of the shares held by Yorktown Energy Partners IX, L.P. in excess of their pecuniary interest therein. Mr. Leidel is a manager of Yorktown IX Associates LLC, and Mr. Bailey is an employee of Yorktown Partners LLC, which manages the investments of Yorktown Energy Partners IX, L.P. under the direction of Yorktown IX Associates LLC. Messrs. Leidel and Bailey do not have sole or shared voting or investment power within the meaning of Rule 13d-3 under the Exchange Act with respect to the shares of common stock held by such investment fund and disclaim beneficial ownership of the shares of common stock held by Yorktown Energy Partners IX, L.P.

(6) Yorktown XI Company LP is the sole general partner of Yorktown Energy Partners XI, L.P. Yorktown XI Associates LLC is the sole general partner of Yorktown XI Company LP. As a result, Yorktown XI Associates LLC has the power to vote or direct the vote or to dispose or direct the disposition of the shares owned by Yorktown Energy Partners XI, L.P. Yorktown XI Company LP and Yorktown XI Associates LLC disclaim beneficial ownership of the shares held by Yorktown Energy Partners XI, L.P. in excess of their pecuniary interest therein. Mr. Leidel is a manager of Yorktown XI Associates LLC, and Mr. Bailey is an employee of Yorktown Partners LLC, which manages the investments of Yorktown Energy Partners XI, L.P. under the direction of Yorktown XI Associates LLC. Messrs. Leidel and Bailey do not have sole or shared voting or investment power within the meaning of Rule 13d-3 under the Exchange Act with respect to the shares of common stock held by such investment fund and disclaim beneficial ownership of the shares of common stock held by Yorktown Energy Partners XI, L.P.

(7) The amount reported includes 50,000 shares of Series B convertible preferred stock which currently may be converted into up to 625,000 shares of our common stock.

(8) Arbiter Partners QP, LP holds sole voting and investment power over these shares. Arbiter Partners Capital Management LLC acts as investment advisor on behalf of Arbiter Partners QP, LP and on behalf of certain other managed accounts none of which hold more than five percent of the common stock of the Company.

(9) Consists of (i) 490,186 common stock shares owned by Special Situations Fund III QP, L.P. ("SSFQP"), (ii) 144,134 common stock shares owned by Special Situations Cayman Fund, L.P. ("Cayman"), and (iii) 72,229 common stock shares owned by Special Situations Private Equity Fund L.P. ("SSPE"). AWM Investment Company, Inc., a Delaware Corporation ("AWM") is the investment advisor to SSFQP, Cayman and SSPE. AWM holds sole voting and investment power over these shares.

(10) Includes (i) 24,136 shares owned by McDonald Energy, LLC over which Mr. McDonald has voting and investment power.


     The following table lists, as of September__, 2020, the shareholdings of each person owning the Company's Series B preferred stock. Unless otherwise indicated, each owner has sole voting and investment power over the shares of preferred stock:

                                                           Shares    Percent
                                                       Beneficially    of
Name and Address of Beneficial Owner                      Owned      Class
---------------------------------------------------------------------------

Yorktown Energy Partners XI, L.P.                           50,000     100%

(1) Each Series B preferred share is currently convertible into 12.5 shares of the Company's common stock and is currently entitled to 12.5 votes on any matter submitted to the Company's stockholders.

     The Reverse Stock Split will have an insignificant effect on the relative voting power of the Company's stockholders. Based on current record and beneficial owner information, the Reverse Stock Split will result in an insignificant change in the relative voting power of the Company's directors and executive officers as a group.

     None of the Company's officers, directors or affiliates currently intend to tender or sell the Company's common stock owned or held by them to the Company.

Market for Our Common Stock

     The Company has one class of common stock outstanding that is quoted on the OTCQB under the symbol CRBO.

     The following table sets forth the high and low bid price per share of our common stock for the periods presented, as quoted on the OTCQB. The information reflects inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions:

Year Ended December 31,                           Quarter   High     Low
----------------------------------------------------------------------------

2018                                             First    $  11.00 $   9.80
                                                 Second   $  12.00 $   9.80
                                                 Third    $  13.00 $   9.50
                                                 Fourth   $   9.25 $   6.50

2019                                             First    $  10.00 $   9.25
                                                 Second   $  10.00 $   5.00
                                                 Third    $   8.00 $   4.00
                                                 Fourth   $   4.00 $   3.15

2020                                             First    $   4.50 $   3.15
                                                 Second   $   4.98 $   1.18

     The limited and sporadic quotations of our common stock do not constitute an established trading market for the Company's common stock, and there can be no assurance that an active market will develop in the future.


      As of September 4, 2020:

     - the closing price of the Company's common stock on the OTCQB was $____ per share.

     - there were 310 holders of record of the Company's common stock. The number of holders does not include the stockholders for whom shares are held in a "nominee" or "street" name; and

     -    the Company had 8,304,781 outstanding shares of common stock.

     The Company has not to date paid any cash dividends on its common stock and does not intend to pay any dividends in the foreseeable future. The payment of dividends will be within the discretion of the Board of Directors.

     The terms of the Company's loan agreements with two lenders prohibit the Company from paying dividends on the Company's stock while amounts are owed under the loan agreements.

     The provisions in the Company's Amended and Restated Certificate of Incorporation relating to its preferred stock allow its directors to issue preferred stock with rights to multiple votes per share and dividend rights which would have priority over any dividends paid with respect to its common stock. The issuance of preferred stock with such rights may make more difficult the removal of management even if such removal would be considered beneficial to stockholders generally, and will have the effect of limiting stockholders participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

Yorktown Energy Partners


      As of September__, 2020:


     -    Yorktown Energy Partners V, L.P.,

     -    Yorktown Energy Partners VI, L.P.,

     -    Yorktown Energy Partners IX, L.P., and

     -    Yorktown Energy Partners XI, L.P.

each, a "Yorktown Fund", owned greater than 10% of the Company's outstanding common stock, and Yorktown Energy Partners XI, L.P. owned 50,000 shares of the Company's Series B preferred stock or 100% of the outstanding Series B preferred shares. Accordingly, each Yorktown Fund may be deemed an affiliate of the Company.

     Peter A. Leidel, a director of the Company, is a managing member of the indirect general partner of each Yorktown Fund. John A. Bailey, a director of the Company, is an employee of Yorktown Partners, LLC, which manages the investments of each Yorktown Fund under the direction of the indirect general partner of such Yorktown Fund.

     Yorktown V Company LLC ("Yorktown V Company") is the sole general partner of Yorktown Energy Partners V, L.P. As a result, Yorktown V Company controls the voting of the Company shares owned by Yorktown Energy Partners V, L.P.

     Yorktown VI Company LP ("Yorktown VI Company") is the sole general partner of Yorktown VI. Yorktown VI Associates LLC ("Yorktown VI Associates") is the sole general partner of Yorktown VI Company. As a result, Yorktown VI Associates controls the voting of the Company shares owned by Yorktown Energy Partners VI, L.P.

     Yorktown IX Company LP ("Yorktown IX Company") is the sole general partner of Yorktown IX. Yorktown IX Associates LLC ("Yorktown IX Associates") is the sole general partner of Yorktown IX Company. As a result, Yorktown IX Associates controls the voting of the Company shares owned by Yorktown Energy Partners IX, L.P.

     Yorktown XI Company LP ("Yorktown XI Company") is the sole general partner of Yorktown XI. Yorktown XI Associates LLC ("Yorktown XI Associates") is the sole general partner of Yorktown XI Company. As a result, Yorktown XI Associates controls the voting of the Company shares owned by Yorktown Energy Partners XI, L.P.

     Each Yorktown Fund intends to vote its shares in favor of the Reverse Stock Split.

     See "Management" and "Principal Stockholders" for information concerning Mr. Bailey and Mr. Leidel and each Yorktown Fund's ownership of the Company's common stock.

     Based upon the closing price of the Company's common stock on August 4, 2020 three shares of its common stock were worth approximately $3.00. No Yorktown Fund knows any securities broker which would accept securities worth $3.00 for deposit or which would sell securities worth $3.00 for any customer. Since a stockholder of record owning fewer than four shares immediately prior to the Reverse Stock Split will be paid $1.00 for each share held by the stockholder, each Yorktown Fund has determined that the Reverse Stock Split is in the best interests of the Company's stockholders and the specific terms of the Reverse Stock Split are fair to the Cashed Out Stockholders.


     Each Yorktown Fund has also determined that the specific terms of the Reverse Stock Split are in the best interest of the Company's stockholders which will not be Cashed Out for the reasons shown above under the caption "Advantages of the Reverse Stock Split". In making this determination, each Yorktown Fund considered the matters discussed above under the caption "Potential Disadvantages of the Reverse Stock Split". However, despite these disadvantages, each Yorktown Fund still believes the Reverse Stock Split is in the best interest of the Company's stockholders which will not be Cashed Out.

     Since the cost to the Company of reducing the record holders below 300 is $191.00 (exclusive of legal, printing and mailing costs associated with this proxy statement) No Yorktown Fund considered any alternatives to the Reverse Stock Split as a means of reducing the number of record holders of its common stock below 300.

     No Yorktown  Fund nor any other person (to the  knowledge of such  Yorktown
Fund) has received any report, opinion or appraisal from an outside party that is materially related to the Reverse Stock Split.

     No Yorktown Fund intends to solicit votes with respect to the Reverse Stock Split.

     No Yorktown Fund nor any Yorktown Fund officer, manager or member has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors).

     No Yorktown Fund nor any Yorktown Fund officer, manager or member has been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the officer or director from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

     Each Yorktown Fund is a limited partnership organized under the laws of Delaware. Each Yorktown Fund's address and telephone number are:

      410 Park Avenue
      19th Floor
      New York, NY 10022
      (212) 515-2114

Summary Financial Information
(In thousands, except per share amounts)


                                          December 31,        June 30,

                                        ------------------------------------
                                          2019     2018     2020     2019
                                        ------------------------------------


Current assets                            26,269   34,010   16,207   27,536
Non-current assets                       271,985  276,881  124,063  277,011
Current liabilities                       48,718   52,855   14,535   48,082
Non-current liabilities                  173,315  182,001   72,433  179,504
Stockholders' equity (1)                  50,071   47,751   25,673   50,327
Non-controlling interests                 26,150   28,284   27,629   26,634
Total stockholders' equity                76,221   76,035  140,270   76,961



                                           Year Ended      Six Months Ended
                                           December 31,        March 31,

                                        ------------------------------------
                                          2019     2018     2020     2019
                                        ------------------------------------

Gross Revenue                            116,625  53,051   47,428    62,155
Net income (loss)  before
non-controlling interests and preferred
shares                                    (1,001)  12,779  (35,020)    (473)
Net income (loss)  attributable to
non-controlling Interests                 (2,098)   4,375    3,117   (1,656)
Net income (loss) attributable to
controlling interests before preferred
shares                                     1,097    8,404  (38,137)  (4,100)
Net income (loss) attributable to
preferred shares - beneficial
conversion feature                             -    1,125        -        -
Net income attributable to preferred
shares - preferred return                    300      224      150      150
Net income (loss) attributable to 38,287
common shares                                797    7,055  (38,287)   1,979
Income (loss) per share from continuing
operations
Basic                                    $   .10  $   .94  $   (4.81) $   0.26
Diluted                                  $   .10  $   .87  $   (4.81) $   0.24
Net income (loss) per share from all
operations:
Basic                                    $   .10  $   .94  $   (4.81) $   0.26
Diluted                                  $   .10  $   .87  $   (4.81) $   0.24
Book value per share


(1)  Exclusive of non-controlling interests.

     The more complete financial statements of the Company are incorporated by reference. See "Incorporation of Certain Documents by Reference" below.

Other

     During the last two years, none of the Company's directors, executive officers or 10% stockholders have entered into any transactions with the Company.

     The Company has not purchased any shares of its common stock within the past two years.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In the Company's filings with the SEC, information is sometimes incorporated by reference. This means that the Company is referring you to information that it has filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in any other subsequently filed document.

     This proxy statement incorporates by reference the following documents that
the  Company  has  previously  filed  with  the  SEC.  They  contain   important
information about the Company and its financial condition.

     -    Annual  Reports on Form 10-K for the years ended December 31, 2019 and
          2018;

     - Quarterly Reports on Form 10-Q for the period ended March 31, 2020 and June 30, 2020;


     - Current Reports on Form 8-K filed with the SEC on February 21, 2020, April 8, 2020, May 6, 2020, May 29, 2020, June 17, 2020, July 16,
          2020, August 17, 2020, August 18, 2020 and August 25, 2020.


     - Audited consolidated balance sheets as of December 31, 2019 and 2018, the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes to the Company's financial statements, are contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and


     - Unaudited consolidated condensed balance sheets as of June 30, 2020 and 2019, the related consolidated condensed statements of operations, stockholders' equity, and cash flows for the six months ended June 30, 2020 and 2019, and the related notes to the Company's financial statements, are contained in its Quarterly Report on Form 10-Q for the period ended June 30, 2020.


     The Company will send any stockholder of record as of the record date for the Special Meeting a copy of any document incorporated by reference into this proxy statement within three business days of receipt of a request. The request for any document incorporated by reference should be addressed to us at the following address: 1700 Broadway, Suite 1170, Denver, CO 80290. Documents incorporated by referenced are also are available on our website, www.carbonenergycorp.com and the SEC's website at http://www.sec.gov.

                       WHERE YOU CAN FIND MORE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, as well as in the SEC's public reference room in New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's public reference room. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

                                     GENERAL

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional materials requested by stockholders. The Company's officers, directors and employees may solicit proxies by telephone or other means. Approximately $30,000 will be incurred by the Company to effect the Reverse Stock Split which represents estimated legal costs of $15,000 and estimated printing and mailing costs of $15,000.

     Failure of a quorum to be present at the Special Meeting will necessitate adjournment and will subject the Company to additional expense.

     The Company's Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the Special Meeting. However, if other matters are properly presented to the Special Meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

                            CARBON ENERGY CORPORATION

               NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

     Important Notice Regarding the Availability of Proxy Materials for the Special Stockholder's Meeting to Be Held on ____________, 2020.

     1.   This notice is not a form for voting.

     2. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

     3. The Notice of the Special Meeting of Stockholders and related Proxy Statement are available at www.carbonenergycorp.com.

     4. If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before ________________, 2020 to facilitate timely delivery.

     The Special Meeting of the Company's stockholders will be held at 1700 Broadway, Suite 1170, Denver, CO 80290 on ______________, 2020, at ____ a.m.
Mountain Time, for the following purposes:

          to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to reverse split the outstanding shares of the Company's common stock on a 4-for-1 basis.

     The Board of Directors recommends that stockholders vote FOR the proposal to reverse split the Company's common stock.

     _____________, 2020 is the record date for the determination of stockholders entitled to notice of and to vote at such Special Meeting. Holders of the Company's common stock are entitled to one vote per share. Holders of the Company's Series B preferred shares are entitled to 12.5 votes per share.

      Stockholders may access the following documents at www._______________:

     -    Notice of the Special Meeting of Stockholders;

     -    Company's Proxy Statement;

     -    Proxy Card; and

     -    December 31, 2019 10-K report.

     Stockholders may request a paper copy of the Proxy Materials and Proxy Card by calling __________________, by emailing the Company at ______________________, or by visiting ________________ and indicating if you want a paper copy of the proxy materials and proxy card:

     -    for this meeting only; or

     -    for this meeting and all other meetings.

     If you have a stock certificate registered in your name, or if you have a proxy from a stockholder of record on ________________, 2020, you can, if desired, attend the special meeting and vote in person. Stockholders can obtain directions to the Special Stockholders' Meeting at __________________.

     Please visit __________________ to print and fill out the Proxy Card. Complete and sign the Proxy Card and mail the Proxy Card to:

                            Carbon Energy Corporation
                          Attn: ______________________
                            1700 Broadway, Suite 1170
                                Denver, Co 80290

                                PRELIMINARY PROXY

                            CARBON ENERGY CORPORATION
           This Proxy is solicited by the Company's Board of Directors

     The undersigned stockholder of Carbon Energy Corporation ("the Company") acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held on ____________, 2020, at ____ a.m., local time, at 1700 Broadway, Suite 1170, Denver, CO 80290, and hereby appoints _________________________ with the power of substitution, as Attorney and Proxy to vote all the shares of the undersigned at said Special Meeting of Stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof. The above named Attorney and Proxy is instructed to vote all of the undersigned's shares as follows:

(1) to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to reverse split the Company's common stock on a 4-for-1 basis;

           [ ]  FOR            [ ]  AGAINST              [ ] ABSTAIN

     to transact such other business as may come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEM 1.

                                                 Dated this ____ day of
                                                  _____________, 2020.


                                             --------------------------------
                                                       (Signature)


                                             --------------------------------
                                                      (Print Name)

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please Sign, Date and Return this Proxy so that your shares may be voted at the Special Meeting.

               Send your proxy by regular mail, email, or fax to:

                            Carbon Energy Corporation
                          Attn: ______________________
                            1700 Broadway, Suite 1170
                                Denver, Co 80290
                            Email: _________________
                                Fax: ____________

                                   APPENDIX A


                            CARBON ENERGY CORPORATION

                        AMENDMENT TO AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

     Article 4 is amended by adding the following:

     4.5 Reverse Stock Split -------------------

     Every four shares of this Corporation's common stock will automatically be converted into one share of this Corporation's common stock. Stockholders owning fewer than four shares will only be entitled to a fraction of a share of common stock, will be paid cash in lieu of such fraction of a share and will no longer be stockholders of the Corporation.